Exhibit 10.15

Confidential Treatment Requested by CBOT Holdings, Inc.

EXECUTION

AMENDMENT NO. 1

TO THE

SOFTWARE LICENSE AGREEMENT

This Amendment No. 1 to the Software License Agreement (this “Amendment”), by and among LIFFE Administration and Management, a company incorporated in England and Wales (“LIFFE”) and Board of Trade of the City of Chicago, Inc., a Delaware corporation (the “CBOT”), is dated as of April 23, 2004 (the “Amendment Effective Date”).

Recitals

A. LIFFE and the CBOT are parties to that certain Software License Agreement dated as of January 10, 2003 (the “SLA”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the SLA.

B. The CBOT is a designated contract market for [**] futures and options on futures and wishes to list [**] futures and options on futures. Pursuant to the terms of the SLA, the CBOT previously agreed that the license granted under the SLA would include the right to use the Licensed Technology with such products only pursuant to a joint listing arrangement mutually agreed upon by LIFFE and the CBOT.

C. Subsequent to the execution of the SLA, LIFFE and the CBOT have agreed that the CBOT may offer [**] futures and options on futures for trading via the Licensed Technology, subject to the terms and conditions of the SLA and this Amendment.

D. Section 23 of the SLA provides that the SLA may be amended only by an instrument in writing signed on behalf of each of the Parties thereof.

E. LIFFE and the CBOT desire to amend the SLA as set forth below.

Agreements

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendments to Section 1. Section 1 of the SLA is hereby amended to include the following definitions:

“Amendment Effective Date” means April 23, 2004.

“[**] Royalty” shall have the meaning set forth in Schedule I, Part 3.

“[**] Termination” shall have the meaning set forth in Section 12.5.

“CBOT [**] Market Data” means any representation that conveys, either directly or indirectly, information and data pertaining to CBOT [**] Products traded on the CBOT

CONFIDENTIAL INFORMATION REDACTED AND FILED SEPARATELY WITH THE SECURITIES

AND EXCHANGE COMMISSION. OMITTED PORTIONS INDICATED BY [**].

Confidential Treatment Requested by CBOT Holdings, Inc.

Trading Facility, including, but not limited to, market prices of such futures or options on futures, trade prices, opening and closing price ranges, high-low prices, settlement prices, estimated and actual contract volume, information regarding market activity including exchange for physical transactions and other off-exchange trades, best bid, best offer, the size of the best bid or best offer or a discrete number of best bids and best offers then pending on the CBOT Trading Facility, along with the corresponding size of each bid and offer.

“CBOT [**] Products” means [**] futures and options on futures listed on the CBOT Electronic Exchange and/or on the CBOT Open Outcry Facility.

“CBOT [**] Trading Fees” means fees for the provision of trade matching services in respect of trades of CBOT [**] Products matched on the CBOT Trading Facility. CBOT [**] Trading Fees do not include:

“CBOT [**] Trading Fee Revenue” means the CBOT [**] Trading Fees received by the CBOT, [**] with respect to (a) trades of CBOT [**] Products matched on the CBOT Trading Facility and/or (b) the CBOT [**] Trading Fees, as applicable. CBOT [**] Trading Fee Revenue shall not be less than [**].

CONFIDENTIAL INFORMATION REDACTED AND FILED SEPARATELY WITH THE SECURITIES

AND EXCHANGE COMMISSION. OMITTED PORTIONS INDICATED BY [**].

Confidential Treatment Requested by CBOT Holdings, Inc.

“CBOT Trading Facility” means, collectively, the CBOT Electronic Exchange and the CBOT Open Outcry Facility, as applicable.

“Clearing Fees” means those fees assessed in respect of the provision of clearing services.

“ [**] Contract” means that [**] futures contract described by the specifications attached hereto as Schedule J, as such specifications may be amended or modified from time to time by the CBOT in its discretion.

“Exchange For Physical Transactions” means the futures component of certain off-exchange transactions which

(a)	with respect to LIFFE, are referred to as basis trades and are described in Euronext.liffe Trading Procedures 4.2 and, with respect to CBOT, are described in CBOT Regulation 444.01(c), (d) or (f); and

(b)	are (1) submitted by a clearing member to the relevant Party or its clearing organization as such; (2) processed by the relevant Party or its clearing organization as such; and (3) cleared by the relevant clearing organization as such.

“Interface Sublicense and Connection Agreement” means an Interface Sublicense and Connection Agreement which encompasses, without limitation, the Interface Sublicense Agreement and is entered into by the CBOT and one or more Sublicensees, as such agreement may be amended from time to time (subject to Section 5.1 of the SLA).

“LIFFE [**] Market Data” means any representation that conveys, either directly or indirectly, information and data pertaining to LIFFE [**] Products traded on the LIFFE Market, including, but not limited to, market prices of such futures or options on futures, trade prices, opening and closing price ranges, high-low prices, settlement prices, estimated and actual contract volume, information regarding market activity including exchange for physical transactions and other off-exchange trades, best bid, best offer, the size of the best bid or best offer or a discrete number of best bids and best offers then pending on the LIFFE Market, along with the corresponding size of each bid and offer.

“LIFFE [**] Products” means [**] futures and options on futures listed on the LIFFE Market.

“LIFFE [**] Trading Fees” means fees for the provision of trade matching services in respect of trades of LIFFE [**] Products matched on the LIFFE Market. LIFFE [**] Trading Fees do not include:

(a)

CONFIDENTIAL INFORMATION REDACTED AND FILED SEPARATELY WITH THE SECURITIES

AND EXCHANGE COMMISSION. OMITTED PORTIONS INDICATED BY [**].

Confidential Treatment Requested by CBOT Holdings, Inc.

“LIFFE [**] Trading Fee Revenue” means LIFFE [**] Trading Fees received by LIFFE, [**] with respect to (a) trades of LIFFE [**] Products matched on the LIFFE Market and/or (b) the LIFFE [**] Trading Fees. LIFFE [**] Trading Fee Revenue shall not be less than [**].

“LIFFE Market” means the markets administered by LIFFE or an Affiliate of LIFFE.

The following definitions from Section 1 of the SLA are hereby amended and restated in their entirety as follows:

“Products Outside CBOT Field of Use” means [**].

“Products Within CBOT Non-Exclusive Field of Use” means [**].

2. Amendment to Section 3. Section 3.7 of the SLA is hereby deleted in its entirety. As of the Amendment Effective Date, subject to the terms of the SLA, as hereby amended, [**].”

3. Amendment to Section 11. Section 11.2 of the SLA is hereby amended to include the following Section 11.2.3:

11.2.3	[**] Arrangement. LIFFE may, upon thirty (30) days’ prior written notice to the CBOT, terminate the rights and obligations of the Parties as set forth in Schedule I, Part 3, in the exercise of its own judgment without limitation as to time.

4. Amendment to Section 12. Section 12 of the SLA is hereby amended to include the following Section 12.5:

12.5 CBOT [**] Products. In the event LIFFE exercises its right of termination pursuant to Section 11.2.3 (the “ [**] Termination”), the CBOT [**]

CONFIDENTIAL INFORMATION REDACTED AND FILED SEPARATELY WITH THE SECURITIES

AND EXCHANGE COMMISSION. OMITTED PORTIONS INDICATED BY [**].

Confidential Treatment Requested by CBOT Holdings, Inc.

Products shall, subject to the terms of this Agreement (including Section 3.4 of this Agreement), [**] hereunder; provided, however, that:

(a)	the CBOT shall not be liable to pay LIFFE any CBOT [**] Trading Fee Revenue in connection with any CBOT [**] Product trades matched on the CBOT Trading Facility subsequent to the effective date of the [**] Termination; and

(b)	LIFFE shall have no obligation to pay the CBOT any LIFFE [**] Trading Fee Revenue in connection with LIFFE [**] Product trades matched on the LIFFE Market subsequent to the effective date of the [**] Termination.

5. Amendment to Section 13. Section 13 of the SLA is hereby amended and restated in its entirety as follows:

13.	Proprietary Rights

13.1 LIFFE Property. As between the CBOT and LIFFE, all rights, title and interest in and to the Licensed Technology and all portions thereof (excluding the third party software specified in Schedule G), including but not limited to, all Development Services Deliverables; all Upgrades (including Bug Fixes created by or on behalf of the CBOT pursuant to Section 7.1(d)); all Confidential Information of LIFFE; all Documentation; the Equipment; LIFFE [**] Market Data; all other materials whatsoever relating to the Licensed Technology and provided by LIFFE to the CBOT and/or any Sublicensees, including any gateways, hubs, routers, cables, cabinets and servers; and any other materials provided by LIFFE to the CBOT and/or any Sublicensees under this Agreement; including all copyrights, trademarks, patents, trade secrets and other intellectual property inherent in the foregoing or appurtenant thereto (collectively, “LIFFE Property”) shall be and remain vested in LIFFE (or LIFFE’s Affiliates, suppliers or licensors, as applicable). To the extent, if any, that ownership of the LIFFE Property does not automatically vest in LIFFE by virtue of this Agreement or otherwise, the CBOT hereby transfers and assigns to LIFFE, as of the date of creation, all rights, title and interest which the CBOT may have in and to such LIFFE Property. The CBOT undertakes, at the CBOT’s expense, to do or cease to do all such acts as LIFFE may reasonably direct, and to execute, or cause its employees, agents and/or subcontractors to execute, all such documents as LIFFE deems reasonably necessary or helpful to assure further the rights, title and interest of LIFFE or its nominee in and to such LIFFE Property. Notwithstanding the foregoing, the CBOT shall have access to LIFFE [**] Market Data on demand and for no charge; provided, however, that the CBOT shall have no right to copy, redistribute or derive any economic benefit from LIFFE [**] Market Data without the prior written consent of LIFFE.

13.2 CBOT’s Property. Notwithstanding the foregoing, as between the CBOT and LIFFE, all rights, title and interest in and to (a) the CBOT Technology (if any); (b) Market Data; (c) CBOT [**] Market Data; (d) all Confidential Information of the CBOT; and (e) all copyrights, trademarks, patents, trade secrets and other intellectual property inherent in the foregoing or appurtenant thereto (collectively, the “CBOT’s Property”) shall be and remain vested in the CBOT. Notwithstanding the foregoing, LIFFE shall

CONFIDENTIAL INFORMATION REDACTED AND FILED SEPARATELY WITH THE SECURITIES

AND EXCHANGE COMMISSION. OMITTED PORTIONS INDICATED BY [**].

Confidential Treatment Requested by CBOT Holdings, Inc.

have access to CBOT [**] Market Data on demand and for no charge; provided, however, that LIFFE shall have no right to copy, redistribute or derive any economic benefit from CBOT [**] Market Data without the prior written consent of the CBOT.

6. Amendment to Section 17. Section 17 of the SLA is hereby amended and restated in its entirety as follows:

17.	Indemnification

17.1 By LIFFE. LIFFE shall defend, indemnify and hold the CBOT, and the officers, directors, employees, agents, and representatives of the CBOT (“CBOT Indemnitees”) harmless from and against all costs, claims, demands, losses, expenses and liabilities of any nature whatsoever (including reasonable attorneys fees) (“Losses”) incurred or suffered by such CBOT Indemnitees arising out of, or in connection with, any third party claim, demand, or cause of action (each, a “Claim”) to the extent such Claim is based upon or arises out of (a) LIFFE’s gross negligence or willful misconduct; (b) LIFFE’s material breach of this Agreement or any part hereof; (c) [**]; or (d) the LIFFE [**] Products, including the listing, maintenance, and/or trading of the LIFFE [**] Products; provided that (i) the CBOT shall take no other action which the CBOT, in its reasonable judgment, believes would be contrary to LIFFE’s interests relative to the Claim; (ii) LIFFE (or any Person acting on behalf of or authorized by LIFFE), at its own expense, shall be entitled to have sole conduct and control of all legal proceedings in connection with the Claim or the settlement or other compromise thereof; (iii) the CBOT shall give LIFFE (and any Person acting on behalf of or authorized by LIFFE) all reasonable assistance therewith, at LIFFE’s reasonable expense; and (iv) the CBOT shall use good faith efforts to notify LIFFE as soon as possible, but in any event within five (5) Business Days, after the CBOT becomes aware of the Claim. Notwithstanding the foregoing, LIFFE shall have no obligation to defend, indemnify, or hold any CBOT Indemnitee harmless from or against any Losses incurred or suffered by such CBOT Indemnitee (x) as a result of the gross negligence or willful misconduct of the CBOT Indemnitee or any Sublicensee, or (y) to the extent any Losses are attributable to the fact that the use of the Licensed Technology by the CBOT, other CBOT Indemnitee, or any Sublicensee has not been in accordance with this Agreement.

17.2 By the CBOT. The CBOT shall defend, indemnify and hold LIFFE, its Affiliates, and the officers, directors, employees, agents, and representatives of LIFFE and its Affiliates (“LIFFE Indemnitees”) harmless from and against all Losses incurred or suffered by such LIFFE Indemnitees arising out of, or in connection with, any third party Claim to the extent such Claim is based upon or arises out of: (a) the CBOT’s material breach of this Agreement or any part hereof; (b) the gross negligence or willful misconduct of the CBOT, any of its Affiliates, or any Members or other Sublicensees; (c) the CBOT’s Property or LIFFE’s use thereof; (d) the CBOT’s use of the Licensed Technology in contravention of this Agreement; (e) any breach by any Member, other Sublicensee, or Contractor (as that term is defined Schedule E) of any Interface Sublicense Agreement; (f) any Claim that the License, the Licensed Technology provided hereunder, or the use thereof by or on behalf of the CBOT or Sublicensees, infringes or otherwise violates the Wagner/eSpeed Patent; (g) the CBOT [**] Products, including the

CONFIDENTIAL INFORMATION REDACTED AND FILED SEPARATELY WITH THE SECURITIES

AND EXCHANGE COMMISSION. OMITTED PORTIONS INDICATED BY [**].

Confidential Treatment Requested by CBOT Holdings, Inc.

listing, maintenance, and/or trading of the CBOT [**] Products; or (h) any Claim that the offering by the CBOT of CBOT [**] Products for trading on the CBOT Electronic Exchange infringes or otherwise violates the [**]; provided that (i) LIFFE shall take no action which LIFFE, in its reasonable judgment, believes would be contrary to the CBOT’s interests relative to the Claim; (ii) the CBOT (or any Person acting on behalf of or authorized by the CBOT), at its own expense, shall be entitled to have sole conduct and control of all legal proceedings in connection with the Claim or the settlement or other compromise thereof; (iii) LIFFE shall give the CBOT (and any Person acting on behalf of or authorized by the CBOT) all reasonable assistance in connection therewith at the CBOT’s reasonable expense; and (iv) LIFFE shall use good faith efforts to notify the CBOT as soon as possible, but in any event within five (5) Business Days, after LIFFE becomes aware of the Claim. Notwithstanding the foregoing, CBOT shall have no obligation to defend, indemnify, or hold any LIFFE Indemnitee harmless from or against any Losses incurred or suffered by such LIFFE Indemnitee as a result of the gross negligence or willful misconduct of the LIFFE Indemnitee.

7. Amendment to Schedule I. Schedule I of the SLA is hereby deleted and the attached Schedule I is hereby substituted therefor.

8. Schedule J. The SLA shall be amended to include Schedule J attached hereto.

9. Reference to and Effect on the SLA. Each reference in the SLA to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the SLA as amended hereby, and each reference to the SLA in any other document, instrument or agreement shall mean and be a reference to the SLA as amended hereby.

10. Full Force and Effect. Except as specifically amended above, the SLA shall remain in full force and effect and is hereby ratified and confirmed.

11. Counterparts. This Amendment may be executed in any number of counterparts and by different Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank.

Signature page follows.]

CONFIDENTIAL INFORMATION REDACTED AND FILED SEPARATELY WITH THE SECURITIES

AND EXCHANGE COMMISSION. OMITTED PORTIONS INDICATED BY [**].

Confidential Treatment Requested by CBOT Holdings, Inc.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 to the Software License Agreement, as of the Amendment Effective Date.

BOARD OF TRADE OF THE CITY OF CHICAGO, INC., a Delaware corporation

By:
Name:
Title:

LIFFE ADMINISTRATION AND MANAGEMENT, a company incorporated in England and Wales

By:
Name:
Title:

CONFIDENTIAL INFORMATION REDACTED AND FILED SEPARATELY WITH THE SECURITIES

AND EXCHANGE COMMISSION. OMITTED PORTIONS INDICATED BY [**].

Confidential Treatment Requested by CBOT Holdings, Inc.

SCHEDULE I

FEES

Part 1 – Initial Term License Fee

1.1	The License Fee payable under this Agreement for the duration of the Initial Term is [**], which shall be paid as follows:

(a)	The CBOT shall pay to LIFFE [**];

(b)	LIFFE shall invoice the CBOT for [**]; and

(c)	LIFFE shall invoice the CBOT for [**].

Part 2 – Renewal Term License Fee

2.1	The License Fee payable in respect of the Renewal Term immediately following the Initial Term (the “First Renewal Term”) shall be calculated as follows: [**] per annum adjusted by the greater of (a) [**] per annum during the Initial Term or (b) the percentage change in the [**] as published by [**] during the Initial Term, as measured by the change between the [**] number for the month before the month in which the Initial Term began and for the month before the month in which the first day of the First Renewal Term begins; provided that the License Fee shall not be adjusted by more than [**].

2.2	The License Fee payable in respect of the Renewal Term immediately following the First Renewal Term (the “Second Renewal Term”) shall be calculated as follows: the annual License Fee payable for the First Renewal Term adjusted by the greater of (a) [**] per annum during the First Renewal Term or (b) the percentage change in the [**] as published by [**] during the Initial Term, as measured by the change between the [**] number for the month before the month in which the First Renewal Term began and for the month before the month in which the first day of the Second Renewal Term begins; provided that the License Fee shall not be adjusted by more than [**].

2.3	LIFFE shall be entitled to invoice the CBOT for the full amount of the License Fee for each Renewal Term [**].

Part 3 – [**] Related Fees

3.1	CBOT [**] Trading Fees.

(a)	Establishment of CBOT [**] Trading Fees. As between LIFFE and the CBOT, the CBOT shall have sole discretion (i) in the establishment of the CBOT [**] Trading Fees, and (ii) in regard to any fee holidays, fee reductions, other market related fee incentives, revenue shares with its members and/or customers, waivers, rebates, holidays or other concessions that may be granted with respect to trades of CBOT [**] Products matched on the CBOT Trading Facility. Without limiting the generality of the foregoing, nothing in this Agreement shall limit the right of the CBOT to set CBOT [**] Trading Fees in respect of the CBOT Electronic Exchange at levels that are different from the levels applicable to the CBOT Open Outcry Facility, or to set CBOT [**] Trading Fees [**] provided that, in the event that the CBOT should, at any time, assess a combined fee for the provision of trade matching services and clearing services, respectively, then the proportion of such combined fee to be treated as CBOT [**]

CONFIDENTIAL INFORMATION REDACTED AND FILED SEPARATELY WITH THE SECURITIES

AND EXCHANGE COMMISSION. OMITTED PORTIONS INDICATED BY [**].

Confidential Treatment Requested by CBOT Holdings, Inc.

Trading Fees for the purposes of this Agreement shall be consistent with the CBOT [**] Trading Fees structure in existence immediately prior to the establishment of the combined fee.

(b)	Payment. Within thirty (30) days following the end of each calendar quarter subsequent to the Amendment Effective Date and during the term of this Agreement (or, in the event of any [**] Termination, until the effective date of termination of the obligations of Paragraphs 3.1 and 3.2 of this Schedule I), the CBOT shall pay to LIFFE, in U.S. Dollars and via wire transfer of immediately available funds to such bank account as LIFFE may specify, a royalty equal to (i) [**] for trades executed in such calendar quarter minus (ii) [**] for trades executed in such calendar quarter (the “[**] Royalty”). If the [**] Royalty for any calendar quarter is an amount less than [**], then that amount may be carried forward and, at the CBOT’s election, credited against all or part of the [**] Royalty due in respect of subsequent calendar quarters. Each such payment shall be accompanied by a volume and revenue statement substantially in the form of the statement appended as Appendix 1 hereto.

(c)	Audit. LIFFE shall have the right to audit, or to engage an independent third party to audit, at LIFFE’s expense, the records of the CBOT relating to the CBOT [**] Trading Fee Revenue, during regular business hours and upon reasonable notice to the CBOT.

3.2	LIFFE [**] Trading Fees.

(a)	Establishment of LIFFE [**] Trading Fees. As between LIFFE and the CBOT, LIFFE shall have sole discretion (a) in the establishment of LIFFE [**] Trading Fees, and (b) in regard to any fee holidays, fee reductions, other market related fee incentives, revenue shares with its members and/or customers, waivers, rebates, holidays or other concessions that may be granted with respect to trades of LIFFE [**] Products. Without limiting the generality of the foregoing, nothing in this Agreement shall limit the right of the LIFFE to set LIFFE [**] Trading Fees [**]; provided that, in the event that the LIFFE should, at any time, assess a combined fee for the provision of trade matching services and clearing services, respectively, then the proportion of such combined fee to be treated as LIFFE [**] Trading Fees for the purposes of this Agreement shall be consistent with the LIFFE [**] Trading Fees structure in existence immediately prior to the establishment of the combined fee.

(b)	Notice. In the event that, subsequent to the Amendment Effective Date:

(i)	LIFFE lists [**] futures and/or options on futures on the LIFFE Market, or

(ii)	the average daily trading volume of [**] futures or options on futures contracts or of [**] futures or options on futures contracts traded on the LIFFE Market during any calendar quarter, commencing upon the first full calendar quarter subsequent to the Effective Date, exceeds [**],

LIFFE shall, within thirty (30) days following the listing of such [**] contracts or within thirty (30) days following the end of the relevant calendar quarter, as applicable, notify the CBOT of the U.S. dollar value of the LIFFE [**] Trading Fee Revenue for trades executed in such calendar quarter. Each such notice shall be accompanied by a volume and revenue statement substantially in the form of the statement appended as Appendix 1.

CONFIDENTIAL INFORMATION REDACTED AND FILED SEPARATELY WITH THE SECURITIES

AND EXCHANGE COMMISSION. OMITTED PORTIONS INDICATED BY [**].

Confidential Treatment Requested by CBOT Holdings, Inc.

(c)	Audit. The CBOT shall have the right to audit, or to engage an independent third party to audit, at the CBOT’s expense, the records of LIFFE relating to the LIFFE [**] Trading Fee Revenue, during regular business hours and upon reasonable notice to LIFFE.

CONFIDENTIAL INFORMATION REDACTED AND FILED SEPARATELY WITH THE SECURITIES

AND EXCHANGE COMMISSION. OMITTED PORTIONS INDICATED BY [**].

Confidential Treatment Requested by CBOT Holdings, Inc.

APPENDIX 1

Monthly Volume And Revenue Statement

	Exchange-Traded [**] Volume (excluding EFPs)	[**] Trading Revenue (excluding EFPs)	[**] EFP Volume	[**] Trading Revenue for EFPs, if applicable
12.

Total

13.

	Exchange-Traded [**] Volume (excluding EFPs)	[**] Trading Revenue (excluding EFPs)	[**] EFP Volume	[**] Trading Revenue for EFPs, if applicable
14.

Total

15.

	Exchange-Traded [**] Volume (excluding EFPs)	[**] Trading Revenue (excluding EFPs)	[**] EFP Volume	[**] Trading Revenue for EFPs, if applicable
16.

Total

17.

CONFIDENTIAL INFORMATION REDACTED AND FILED SEPARATELY WITH THE SECURITIES

AND EXCHANGE COMMISSION. OMITTED PORTIONS INDICATED BY [**].

Confidential Treatment Requested by CBOT Holdings, Inc.

SCHEDULE J

[**] CONTRACT

January 2004

[**]

Trading Unit	[**].

Price Basis	[**].

Tick Size	One hundredth (0.01) of one point [**].

Daily Price Limits	None.

Contract Months	First three consecutive contracts in the Mar-Jun-Sep-Dec quarterly expiration cycle.

Delivery Day	[**].

Last Trading Day	[**].

Delivery Standard	[**].

Delivery Notification	Market participants with open short positions at close of trading on Last Trading Day must notify the exchange which debt instruments they will deliver by 8:00 pm CET (typically 1:00 pm Chicago time). [**]

Delivery Method	Delivery may be made via accounts at [**]. Delivery is versus payment on Delivery Day. For each individual sovereign debt class entailed in contract delivery, the product of (a) the contract settlement price on Last Trading Day and (b) the price at which the bond designated by the short for delivery would yield 6%, according to tables prepared and provided by the exchange, shall be used in determining the amount at which the short invoices the long. Any holiday, coinciding with Delivery Day, that bears upon an individual deliverable-grade sovereign debt class will entail delivery on the business day immediately following Delivery Day for the affected bonds only.

Trading Platforms	e-CBOT® and eSpeed.

Matching Algorithm	First in, first out on e-CBOT. Conventional bond market workup protocols on eSpeed.

Trading Hours	8:00 am to 9:00 pm CET (typically 1:00 am to 2:00 pm Chicago time), Mon through Fri.

Position Limits and Reportable Positions	No position limits. Minimum reportable position is 1,000 contracts.

Performance Bond	To Be Determined.

Ticker Symbols	To Be Determined.

CONFIDENTIAL INFORMATION REDACTED AND FILED SEPARATELY WITH THE SECURITIES

AND EXCHANGE COMMISSION. OMITTED PORTIONS INDICATED BY [**].